EXHIBIT B

FEE PAYMENT SCHEDULE

Installment	Amount	Date
1st installment	$20,000	Feb 1, 2008
2nd installment	$50,000	April 1, 2008
3rd installment	$50,000	June 1, 2008
4th installment	$30,000	Sep 1, 2008

LICENSE AGREEMENT

This Agreement (**"Agreement"**) is made and entered into as of Nov. 27th, 2007 by and between Cherry Tankers Ltd., a company with its principle place of business at 95 Hamasger St. Herzliya, Israel (**"Licensor"**), and Cherry Tankers Inc., a company with its principal place of business at 615 South DuPont Highway, Dover, Delaware 19901, Country of Kent (**"Licensee"**).

Whereas Licensor owns exclusive rights to a certain technology as identified in **Exhibit A** hereto and products in the Orthopedic Show Soles field (the **"Technology"**) and products utilizing such Technology (the **"Products"**); and

Whereas Licensee has the experience, know-how, connections and ability and has the pre-requisite connections and contacts to manufacture, market, distribute and sell the Products and/or to otherwise utilize the Technology; and

Whereas Licensee wishes to obtain a license with respect to the Technology and the Products in order to manufacture, market, distribute and sell the Products to third party customers (**"Customers"**), directly or indirectly, and Licensor wishes to grant Licensee a license with respect to the Technology and the Products, all in accordance with the terms and conditions of this Agreement.; and

Now Therefore, in consideration of the mutual representations, covenants and agreements set forth herein, the parties agree as follows:

1. **License.**

1.1. Effective as of Nov. 27th, 2007 (the **"Effective Date"**), and subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee, and Licensee hereby accepts from Licensor, an irrevocable, non-transferable (but sub-licensable as set forth below), perpetual right and license to make use of the Technology for the sole purpose of manufacturing, marketing, distributing and selling (the **"Purpose"**) the Product and/or otherwise exploitation of the Technology, to Customers in the Territory (defined below) (the **"License"**). Licensee shall be entitled to sub-License the Technology to third party strategic partners agreed upon by both parties in advance and in writing. The term **"Territory"** shall mean worldwide, except for the State of Israel.

1.2. Licensor retains all right, title and interest in and to the Technology, including the design of the Products (the **"Design"**), copyrights, trademarks and trade secrets in or relating to the Technology, the Products and the Design. Licensee is not acquiring any right, title or interest of any nature whatsoever in the Technology, the Product or the Design, except for the License as granted to Licensee under Section 1.1 above, and subject to all terms and conditions set forth herein. Licensee must retain all legends relating to copyrights, trademarks and tradenames of the Technology, the Product and the Design.

1.3. Licensee undertakes to make best efforts to use the Technology and the Products solely for the Purpose, and shall pursue successful manufacture, distribution and sales of the Product.

1.4. Licensee must retain all legends relating to copyright, trademarks or confidentiality on the Products, and must employ all the trademarks and trade names used by Licensor in marketing the Products and/or the Technology (the **"Trademarks"**) as designated by Licensor in connection with all marketing and sales of the Products. Reseller may not use the Trademarks in connection with the sale or marketing of any product or technology other than the Products and/or the Technology, and may not remove or deface any Trademark on the Products. Licensee shall be entitled to add other marks or identifying indicia to the Products, as shall be agreed upon by the Parties within ninety (90) days after the date hereof.

2. **The License Fee.**

2.1. **Development Fees**. In consideration for the License, Licensee shall pay Licensor development fees, in the amount of up to US$ 150,000 (**"Development Fees"**), to be advanced to Licensor in installments, according to the workplan attached hereto as **Exhibit B**. It is hereby clarified that by payment of the Development Fees as set forth herein, Licensee retains no right, title or interest in any intellectual property created by Licensor by using the Development Fees.

2.2. **Royalties**. In addition to the Development Fees, in consideration for the License, Licensee shall pay Licensor royalties (the "**Royalties**") in an amount of 4% of the Net Revenues (defined below) deriving from exploitation of the Technology and/or from sales of the Products in any manner whatsoever. The term "**Net Revenues**" shall mean the all revenues actually collected and recognized by Licensee from sales of the Product and/or the exploitation of the Technology, excluding: all expenses pertaining to manufacturing of the Product, including, without limitation, export and import taxes, excise taxes, sales tax and/or value-added tax as applicable; and any reimbursements or refunds to which Customers of Licensee may be entitled; and any and all commissions born by Licensee as part of distribution and sales of the Products and/or exploitation of the Technology.

2.3. **Payment Terms**. Royalties shall be paid on a quarterly basis, at the 5th business days after the lapse of each calendar quarter, in respect of Net Revenues collected and recognized by Licensee from sales of the Products and/or the exploitation of the Technology, during the preceding calendar quarter.

2.4. **Taxes**. Licensor shall be solely responsible for any taxes applicable to Licensor's income, on all payments of Royalties and/or Development Fees to Licensor hereunder. Licensee shall add V.A.T. or other sales tax, where and as applicable, to all payments of Royalties and Development Fees to Licensor.

2.5. **Reporting and Inspection**. On or before December 31st of each year, Licensee shall deliver to the Licensor a true and accurate report (the "**Report**") of the Net Revenues collected by Licensee from the sales of the Product and/or the exploitation of the Technology during the preceding twelve months period. Such report shall include particulars of sales, prices and fees, collection, and calculation of the Net Revenues. Licensor shall be entitled, with reasonable prior notice and at reasonable times, to examine the books of Licensee for verification of the accuracy of the Report and the calculation of Net Revenues.

3. **Title**. It is hereby expressly stated that all right, title and interest in and to all ideas, methods, processes, techniques and know-how developed by Licensee and based on the Technology, and the results of all future alterations, additions, modifications or improvements by Licensee to the Technology and all ideas, methods, processes, techniques and know-how made or developed by Licensee and any documents or other materials containing the Technology shall vest exclusively with the Licensor.

4. **Marketing and Distribution.** Licensee shall make reasonable commercial efforts and take reasonably sufficient actions to market, promote, distribute and sell the Products and//or otherwise utilize the Technology. Licensee will have sole responsibility for demonstrations and service of and for the Products to all Customers or potential Customers. Licensor shall provide Licensee with Product brochures and datasheets (the "**Marketing Materials**") in English in reasonable quantities. In any event, the content and form of all promotion and marketing materials utilized by Licensee in connection with the Products and/or the Technology shall be subject to prior written approval of Licensor.

5. **Expenses; Currency**. Licensee must bear all expenses incurred by it in connection with its activities under this Agreement. All payments made under this Agreement must be payable in US Dollars.

6. **Representations and Warranties.**

6.1. **Licensor's Representations and Warranties**. Licensor represents and warrants to Licensee that: (a) Licensor is the owner of all rights in the Technology and the Products and it has the right to enter into this Agreement; (b) it will comply with all of the terms of this Agreement; and that (c) it will comply with and adhere to applicable laws and regulations in the performance of its responsibilities under this Agreement. Licensor makes no representation and provides no warranty with respect to the Products manufactured by the Licensee or to the Technology's merchantability or fitness or suitability for a particular use and disclaims all other warranties, expressed or implied. In addition, Licensor makes no warranty or representation that the Trademarks are capable of registration, are valid or enforceable in any jurisdiction.

6.2. **Licensee's Representations and Warranties**. Licensee represents and warrants to Licensor

that: (a) it has the right to enter into this Agreement; (b) it will be responsible for all expenses incurred by it in its performance of this Agreement, all of which will be incurred in its sole judgment that such expenses are reasonable and necessary; (c) it will comply with all of the terms of this Agreement; and (d) it will comply with and adhere to applicable laws and regulations in the performance of its responsibilities under this Agreement.

7. **Limitation of Liability**. SUBJECT TO APPLICABLE LAW, NEITHER THE LICENSOR NOR THE LICENSEE IS OR SHALL BE LIABLE TO THE OTHER PARTY AND/OR TO ANY CUSTOMER AND OTHER THIRD PARTY FOR ANY INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF USE, LOSS OF DATE OR LOSS OF BUSINESS, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THOSE DAMAGES WERE FORESEEABLE OR RESULTED FROM THE BREACH OF A FUNDAMENTAL TERM OF THIS AGREEMENT, OR IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT THAT, NOTWITHSTANDING THE TERMS OF THIS AGREEMENT, A PARTY HERETO IS FOUND LIABLE FOR DAMAGES OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) CONNECTED AND/OR RELATED TO THIS AGREEMENT, THEN: (i) LICENSOR'S TOTAL LIABILITY FOR SUCH DAMAGES SHALL NOT EXCEED THE ROYALTIES PAID TO LICENSOR BY THE LICENSEE FOR THE SPECIFIC UNIT OF PRODUCT THAT IS THE SUBJECT OF THE CLAIM, OR IF NO SINGLE UNIT OF PRODUCT AND/OR CUSTOMER IS SO APPLICABLE, THEN LICENSOR'S LIABILITY SHALL NOT EXCEED THE PRICE PAID BY THE CUSTOMER TO LICENSEE DURING THE THREE (3) MONTHS PRECEDING THE EVENT.

8. **Confidentiality.**

8.1. Any information relating to this Agreement, the Technology or the Product, together with trade secrets, for convenience of reference, is hereinafter referred to as "**Confidential Information**". All Confidential Information in tangible form (plans, writings, drawings, computer software and programs, documentation, etc.) provided to or conveyed orally or visually, shall be presumed to be proprietary to the Licensor. All such proprietary information shall be protected by the Licensee from disclosure with the same degree of care with which the receiving party protects its own confidential information from disclosure, but in no event with less than a reasonable degree of care. The Licensee agrees (a) not to disclose Confidential Information to any Person except to those of its employees or representatives who need to know Confidential Information in connection with the conduct of its business and who have agreed in writing to maintain the confidentiality of such Confidential Information, and (b) that neither the Licensee nor any of its employees or representatives will use the Confidential Information for any purpose other than in connection with the conduct of its business pursuant to this Agreement; *provided*, that such restrictions shall not apply if such Confidential Information (i) is or hereafter becomes public other than by a breach of this Agreement, (ii) was already in the Licensee's possession and not subject to an obligation of confidentiality prior to any disclosure of the Confidential Information to the Licensee, (iii) has been or is hereafter obtained by the Licensee from a third party which to the knowledge of the receiving party was not bound by any confidentiality obligation with respect to the Confidential Information, (iv) is required to be disclosed pursuant to judicial order, but only to the extent of such order and after reasonable notice to the disclosing party so as to allow the Licensor to intervene in any proceeding leading to such order, or (v) is required to be disclosed by any government authority which regulates the business of the receiving party, but only to the extent of such required disclosure and after reasonable notice to the disclosing party so as to allow the disclosing party to intervene to seek confidential treatment.

8.2. **Injunctive Relief**. The Parties acknowledge that the violation of Section 9.1 shall cause the Licensor, as the case may be, irreparable injury for which there will be no adequate remedy at law and that Licensor, as the case may be, shall be entitled to preliminary and other injunctive relief against any such violation, which injunctive relief shall be in addition to, and not in lieu of, any other remedies or rights Licensor, as the case may be, may have at law or in equity.

8.3. **Reports to the SEC and/or the NASDQ**. Notwithstanding the foregoing, it is hereby

acknowledged by Licensor that Licensee intends to register its share capital for registration with the SEC, and for the purpose shall be required to disclose the existence and terms of this Agreement. In addition, Licensor hereby undertakes to fully and promptly cooperate with Licensee and to provide Licensee with any material and/or information that Licensee is or shall be required to disclose under applicable law and/or as part of such registration process (or future registration processes).

9. **Term and Termination**

9.1. **Term**. Each Party may terminate this Agreement upon the occurrence of any of the following, and only in such events: (a) by a 30 days prior written notice, to be rendered during a 60 days period commencing twelve (12) months after the date hereof, for any reason whatsoever; (b) if the other Party commits a material breach of this Agreement, and such breach is not remedied within 30 days following written notice with respect to the Breach; or (c) if the other Party passes a resolution for voluntary winding up or a winding up application is made against the other Party and not set aside within 365 days.

9.2. **Consequences of Termination**. Upon termination of this Agreement for any reason, the License shall revert to Licensor and the Licensee shall immediately cease manufacturing, promoting, distribution, sales and marketing of the Product and shall promptly return to Licensor all Confidential Information and/or any such tangible property representing the Confidential Information and all copies thereof and shall erase/delete any such Confidential Information held by it in electronic form; and shall confirm in writing to Licensor its compliance with the provisions of this Section 9.2.

10. **Miscellaneous**. (i) Licensee shall not assign any of its rights and obligations hereunder except with Licensor's prior written consent; (ii) All notices and other communications from one party to the other shall be delivered or sent by fax or certified or registered mail, to the addresses mentioned above, or to such other address as shall be furnished by the parties; (iv) This Agreement does not create and shall not be construed as creating an employer-employee relationship between Licensor and Licensee, nor any joint venture or partnership; (v) The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, between them relating to the subject matter hereof. No representations or statements of any kind made by either party that are not expressly stated herein shall be binding on such party; (vi) This agreement shall be governed by and construed in accordance with the laws of the State of New York. The courts of the city of New York shall have sole and exclusive jurisdiction and venue over any dispute related to this Agreement and both parties hereby consent to such jurisdiction and venue. Both parties hereby mutually agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods, 1980, shall not apply to this Agreement and to their engagement; (vii) This Agreement may be executed in two or more counterparts, which may be faxed counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which when taken together shall constitute one and same instrument; (viii) At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents, as may be reasonable necessary to effectuate the purposes of this Agreement; (ix) In case any provision of the Agreement shall be invalid, illegal or unenforceable, such provision shall be valid, legal and enforceable to the extent possible, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; (x) Each party's failure or delay in enforcing any of the provisions of this Agreement shall not, in any way, be construed as a waiver of any such provisions, or prevent such party thereafter from enforcing each and every other provision of this Agreement which were previously not enforced.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this **License Agreement**, effective as of the date written above.

[signature]	[signature]
LICENSOR	**LICENSEE**
By: ______________	By: SHARONE PERLSTEIN, on behalf of Cherry Tankers, Inc.

EXHIBIT A

The Technology

A System and method for selecting a type of curve sole out of a limited group of types of curved sole to match a person, including any and all intellectual property rights of Licensor in connection with such technology, including, without limitation:

1. Israeli Patent application no. 185717 titled: *"A System and A Method for Selecting a Type of a Curved Sole out of A Limited Group of Type of Curved Sole To Match A Person"*, filed on September 4th, 2007; and

2. Provisional Patent Application no.60/954,591, titled *A System and A Method for Selecting a Type of a Curved Sole out of A Limited Group of Type of Curved Sole To Match A Person"*, filed on August 8th, 2007; and

3. any and all intangible legal rights, titles and interests evidenced by or embodied in or connected or related to the Technology developed by the Licensor prior to and after the date hereof, which is or may be further developed or in use by Licensor and any parent company (100% holdings) or subsidiary thereof, including without limitation, all inventions, patents, patent applications, trademarks, service marks, trade dress, logos, trade names, and corporate names, domain names, any work of authorship, copyrights, trade secrets, and all other proprietary rights in whatever form or medium, in each case on a worldwide basis; together with all revisions, extensions, reexaminations, translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.